UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 31, 2004

Dex Media, Inc.

(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	001-32249 (Commission File Number)	14-1855759 (IRS Employer Identification No.)

198 Inverness Drive West Englewood, Colorado (Address of principal executive offices)	80112 (Zip Code)

Registrant’s telephone number, including area code (303) 784-2900

Not Applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On August 31, 2004 Dex Media, Inc. (“Dex”) entered into an Amendment (“Amendment 4”) of its Information Technology Services Agreement dated as of January 1, 2003 with Amdocs, Inc. (“Amdocs”). Under Amendment 4, Dex intends to procure Data Center and Managed Services (as defined in the Amendment) from Amdocs. Amendment 4 is effective for a term of five years, from August 13, 2004 until August12, 2009. There are no non-standard terms and conditions in the agreement.

As part of the original Information Technology Services Agreement dated as of January 1, 2003, Amdocs is supporting development and implementation of an advanced production platform for Dex, which automates and integrates all elements of the directory publishing process.

Section 9 — Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits:

Exhibit No.	Exhibits
10.1	Amendment 4 to Information Technology Services Agreement

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant, Dex Media, Inc. has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 31, 2004

DEX MEDIA, INC.
By:	/s/ ROBERT M. NEUMEISTER, JR.
Robert M. Neumeister, Jr.
Chief Financial Officer and Executive Vice President

EXHIBIT INDEX

Exhibit No.	Exhibits
10.1	Amendment 4 to Information Technology Services Agreement